                                               MERCANTILE MUTUAL FUNDS
                                               TRUST SHARES

[PHOTO]                                        Prospectus
                                               March 31,  2000

                                               MONEY MARKET PORTFOLIOS
                                               Treasury Money Market Portfolio
                                               Money Market Portfolio
                                               Tax-Exempt Money Market Portfolio

As with all mutual funds, the Securities and Exchange Commission has not approved or disapproved these securities or passed upon the adequacy of this prospectus. Any representation to the contrary is a criminal offense.

[LOGO OF FIRSTAR]

                                    Contents

                   Introduction
--------------------------------------------------------
                    3  Overview
                   Risk/Return Summary
--------------------------------------------------------
                    4  Treasury Money Market Portfolio
                    7  Money Market Portfolio
                   10  Tax-Exempt Money Market Portfolio
                   14  Additional Information on Risk
                   Your Account
--------------------------------------------------------
                   15  Explanation of Sales Price
                   15  How to Buy Shares
                   16  How to Sell Shares
                   17  How to Exchange Shares
                   17  Administrative Services Fees
                   17  General Transaction Policies
                   Distributions and Taxes
--------------------------------------------------------
                   18  Dividends and Distributions
                   18  Taxation
                   Management of the Fund
--------------------------------------------------------
                   20  The Adviser
                   Financial Highlights
--------------------------------------------------------
                   21  Introduction
                   22  Treasury Money Market Portfolio
                   23  Money Market Portfolio
                   24  Tax-Exempt Money Market Portfolio

 Introduction                                      Overview

                 This prospectus describes the Money Market Portfolios of Mercantile Mutual Funds, Inc. (the "Fund"). On the following pages, you will find important information about each Portfolio, including:
                 . A description of the Portfolio's investment objective
                   (sometimes referred to as its goal);
                 . The Portfolio's principal investment strategies (the steps it takes to try to meet its goal);
                 . The principal risks associated with the Portfolio (factors that may prevent it from meeting its goal);
                 . The Portfolio's past performance (how successful it's been in meeting its goal); and
                 . The fees and expenses you pay as an investor in the
                   Portfolio.

Who May Want     The Treasury Money Market Portfolio may be appropriate for
to Invest in     investors who want a way to earn money market returns from
the              U.S. Treasury obligations that are generally exempt from
Mercantile       state and local taxes. The Money Market Portfolio may be
Money Market     appropriate for investors who want a flexible and convenient
Portfolios?      way to manage cash while earning money market returns. The
                 Tax-Exempt Money Market Portfolio may be appropriate for investors who want a way to earn money market returns that are generally exempt from federal income tax; however, the Portfolio is not an appropriate investment for tax-deferred retirement accounts, such as IRAs, because its return before taxes is generally lower than that of a taxable fund.

                 Before investing in a Portfolio, you should carefully consider:
                 . Your own investment goals
                 . The amount of time you are willing to leave your money
                   invested
                 . How much risk you are willing to take.

The              Firstar Investment Research & Management Company, LLC, which
Investment       is referred to in this prospectus as "FIRMCO" or the
Adviser          "Adviser," serves as the investment adviser to each
                 Portfolio. FIRMCO is a subsidiary of Firstar Corporation, a banking and financial services organization.

                 An investment in the Portfolios is not a deposit of Firstar Bank, N.A. and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. Although the Money Market Portfolios seek to preserve the value of your investment at $1.00 per share, it is possible to lose money by investing in the Portfolios.

Risk/Return Summary                             Treasury Money Market Portfolio

--------------------------------------------------------------------------------
Money market instruments are short-term obligations issued by banks, corporations, the U.S. Government and state and local governments. Money market instruments purchased by the Portfolios must meet strict requirements as to investment quality, maturity and diversification. The Portfolios generally do not invest in securities with maturities of more than 397 days and the average maturity of all securities held by a particular Portfolio must be 90 days or less. Prior to purchasing a money market instrument for one of the Portfolios, the Adviser must determine that the instrument carries very little credit risk.
--------------------------------------------------------------------------------

Investment Objective

The Portfolio's investment objective is to seek a high level of current income exempt from state income tax consistent with liquidity and security of principal.

Principal Investment Strategies

The Portfolio invests substantially all (but not less than 65%) of its total assets in money market instruments issued by the U.S. Treasury and certain U.S. Government agencies and instrumentalities that provide income that is generally not subject to state income tax.

Principal Risk Considerations

The yield paid by the Portfolio will vary with changes in interest rates. During periods of rising interest rates, the Portfolio's yield will tend to be lower than prevailing market rates, while during periods of falling interest rates, the Portfolio's yield will tend to be higher.

Although U.S. Government securities, particularly U.S. Treasury obligations, have historically involved little risk, if an issuer fails to pay interest or repay principal, the value of your investment could decline.

The Adviser evaluates the rewards and risks presented by all securities purchased by the Portfolio and how they may advance the Portfolio's investment objective. It is possible, however, that these evaluations will prove to be inaccurate.

There's no guarantee the Portfolio will be able to preserve the value of your investment at $1.00 per share.

Risk/Return Summary                            Treasury Money Market Portfolio

Return History

The bar chart and table on this page show the Portfolio's annual returns and long-term performance, thereby giving some indication of the risk of investing in the Portfolio. The bar chart shows how the performance of the Portfolio's Trust Shares has varied from year to year. The table shows the Portfolio's average annual returns for one year, five years and since inception. Both the bar chart and table assume reinvestment of all dividends and distributions. The Portfolio's past performance does not necessarily indicate how it will perform in the future.

   Trust Shares
   Year-by-Year Total Returns
   (as of December 31 each year)

   [GRAPH]
1992     3.40%
1993     2.67%
1994     3.55%
1995     5.15%
1996     4.61%
1997     4.71%
1998     4.49%
1999     3.95%

       Best quarter:   1.31% for the quarter ending June 30, 1995
       Worst quarter:  0.64% for the quarter ending June 30, 1993

     -------------------------------------------------------------------------

               Average Annual Total Returns
               for the periods ended December 31, 1999
              -----------------------------------------------------------------

                                 Since
                1 Year 5 Years Inception*
                -------------------------
  Trust Shares  3.95%   4.58%    4.02%
-----------------------------------------

 * December 2, 1991.

 To obtain the Portfolio's current 7-day yield, please call 1-800-452-2724.

Risk/Return Summary                            Treasury Money Market Portfolio

The table on the right shows the fees and expenses that you pay if you buy and hold Trust Shares of the Treasury Money Market Portfolio.

This example will help you compare the cost of investing in the Portfolio with the cost of investing in other mutual funds. The example assumes that you invest $10,000 for the time periods shown, reinvest all of your dividends and distributions, and then sell all of your shares at the end of those periods. The example also assumes that your investment has a 5% return each year and the Portfolio's operating expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions your costs would be:

       Fees and Expenses

  Annual Portfolio Operating
  Expenses
  (expenses that are deducted
  from the
  Portfolio's assets)             Trust Shares
  Management Fees                   .40%/1/
 ---------------------------------------------
  Distribution (12b-1) Fees            None
 ---------------------------------------------
  Other Expenses                    .59%/1/
 ---------------------------------------------
  Total Annual Portfolio
   Operating Expenses               .99%/1/
----------------------------------------------

 /1/ Management Fees, Other Expenses and Total Annual Portfolio Operating
     Expenses for the Portfolio's Trust Shares for the current fiscal year are expected to be less than the amounts shown above because certain of the Portfolio's service providers are voluntarily waiving a portion of their fees and/or reimbursing the Portfolio for certain other expenses. These fee waivers and/or reimbursements are being made in order to keep the annual fees and expenses for the Portfolio's Trust Shares at a certain level. Management Fees, Other Expenses and Total Annual Portfolio Operating Expenses, after taking these fee waivers and expense reimbursements into account, are expected to be .35%, .49% and .84%, respectively, for Trust Shares. These fee waivers and expense reimbursements may be revised or cancelled at any time.

      Example

                 1     3     5     10
                Year Years Years Years
  Trust Shares  $101 $315  $547  $1,213
---------------------------------------

Risk/Return Summary                                      Money Market Portfolio

Investment Objective

The Portfolio's investment objective is to seek current income with liquidity and stability of principal.

Principal Investment Strategies

The Portfolio invests substantially all (but not less than 80%) of its total assets in a broad range of U.S. dollar-denominated money market instruments, including commercial paper, notes and bonds issued by U.S. and foreign corporations, obligations issued by the U.S. Government and its agencies and instrumentalities, and obligations issued by U.S. and foreign banks, such as certificates of deposit, letters of credit, bankers' acceptances and time deposits.

The Portfolio will only buy a money market instrument if it has the highest short-term rating from at least two nationally recognized statistical rating organizations, such as Standard & Poor's Ratings Group or Moody's Investors Service, Inc., or only one such rating if only one organization has rated the instrument. If the money market instrument is not rated, the Adviser must determine that it is of comparable quality to eligible rated instruments.

Principal Risk Considerations

The yield paid by the Portfolio will vary with short-term interest rates. During periods of rising interest rates, the Portfolio's yield will tend to be lower than prevailing market rates, while during periods of falling interest rates, the Portfolio's yield will tend to be higher.

Although credit risk is very low because the Portfolio only invests in high quality obligations, if an issuer fails to pay interest or repay principal, the value of your investment could decline.

The Adviser evaluates the rewards and risks presented by all securities purchased by the Portfolio and how they may advance the Portfolio's investment objective. It is possible, however, that these evaluations will prove to be inaccurate.

There's no guarantee the Portfolio will be able to preserve the value of your investment at $1.00 per share.

Risk/Return Summary                                    Money Market Portfolio

Return History

The bar chart and table on this page show the Portfolio's annual returns and long-term performance, thereby giving some indication of the risk of investing in the Portfolio. The bar chart shows how the performance of the Portfolio's Trust Shares has varied from year to year. The table shows the Portfolio's average annual returns for one year, five years and since inception. Both the bar chart and table assume reinvestment of all dividends and distributions. The Portfolio's past performance does not necessarily indicate how it will perform in the future.

      Trust Shares
      Year-by-Year Total Returns
      (as of December 31 each year)

   [GRAPH]
1991     5.67%
1992     3.30%
1993     2.71%
1994     3.76%
1995     5.55%
1996     4.95%
1997     5.09%
1998     5.02%
1999     4.50%

       Best quarter:   1.63% for the quarter ending March 31, 1991
       Worst quarter:  0.66% for the quarter ending June 30, 1993

     -------------------------------------------------------------------------

               Average Annual Total Returns
               for the periods ended December 31, 1999
              -----------------------------------------------------------------

                                 Since
                1 Year 5 Years Inception*
                -------------------------
  Trust Shares  4.50%   5.02%    4.53%
-----------------------------------------

 * December 1, 1990.

 To obtain the Portfolio's current 7-day yield, please call 1-800-452-2724.

Risk/Return Summary                                       Money Market Portfolio

The table on the right shows the fees and expenses that you pay if you buy and hold Trust Shares of the Money Market Portfolio.
This example will help you compare the cost of investing in the Portfolio with the cost of investing in other mutual funds. The example assumes that you invest $10,000 for the time periods shown, reinvest all of your dividends and distributions, and then sell all of your shares at the end of those periods. The example also assumes that your investment has a 5% return each year and the Portfolio's operating expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions your costs would be:

      Fees and Expenses

  Annual Portfolio Operating Expenses
  (expenses that are deducted from the
  Portfolio's assets)             Trust Shares
  Management Fees                   .40%/1/
 ---------------------------------------------
  Distribution (12b-1) Fees            None
 ---------------------------------------------
  Other Expenses                    .57%/1/
 ---------------------------------------------
  Total Annual Portfolio
   Operating Expenses               .97%/1/
----------------------------------------------

 /1/ Management Fees, Other Expenses and Total Annual Portfolio Operating
     Expenses for the Portfolio's Trust Shares for the current fiscal year are expected to be less than the amounts shown above because certain of the Portfolio's service providers are voluntarily waiving a portion of their fees and/or reimbursing the Portfolio for certain other expenses. These fee waivers and/or reimbursements are being made in order to keep the annual fees and expenses for the Portfolio's Trust Shares at a certain level. Management Fees, Other Expenses and Total Annual Portfolio Operating Expenses, after taking these fee waivers and expense reimbursements into account, are expected to be .35%, .47% and .82%, respectively, for Trust Shares. These fee waivers and expense reimbursements may be revised or cancelled at any time.

      Example

                 1     3     5     10
                Year Years Years Years
  Trust Shares  $99  $309  $536  $1,190
---------------------------------------

Risk/Return Summary                           Tax-Exempt Money Market Portfolio

--------------------------------------------------------------------------------
What are Municipal Securities? State and local governments issue municipal securities to raise money to finance public works, to repay outstanding obligations, to raise funds for general operating expenses and to make loans to other public institutions. Some municipal securities, known as private activity bonds, are backed by private entities and are used to finance various non-public projects. Municipal securities, which can be issued as bonds, notes or commercial paper, usually have fixed interest rates, although some have interest rates that change from time to time.
--------------------------------------------------------------------------------
Investment Objective

The Portfolio's investment objective is to seek as high a level of current interest income exempt from federal income tax as is consistent with liquidity and stability of principal.

Principal Investment Strategies

The Portfolio normally invests at least 80% of its total assets in short-term municipal securities that pay interest which is exempt from federal income tax. Municipal securities purchased by the Portfolio may include general obligation securities, revenue securities and private activity bonds. General obligation securities are secured by the issuer's full faith, credit and taxing power. Revenue obligation securities are usually payable only from revenues derived from specific facilities or revenue sources. Private activity bonds are usually revenue obligations since they are typically payable by the private user of the facilities financed by the bonds. The interest on private activity bonds may be subject to the federal alternative minimum tax. Investments in private activity bonds will not be treated as investments in municipal securities for purposes of the 80% requirement stated above. Under normal market conditions, the Portfolio's investments in private activity bonds, together with any investments in taxable obligations, will not exceed 20% of its total assets.

The Portfolio will only buy a municipal security if it has the highest short-term rating from at least two nationally recognized statistical rating organizations, such as Standard & Poor's Ratings Group or Moody's Investors Service, Inc., or one such rating if only one organization has rated the security. If the security is not rated, the Adviser must determine that it is of comparable quality to eligible rated securities.

Risk/Return Summary                           Tax-Exempt Money Market Portfolio

Principal Risk Considerations

The yield paid by the Portfolio will vary with changes in interest rates. During periods of rising interest rates, the Portfolio's yield will tend to be lower than prevailing market rates, while during periods of falling interest rates, the Portfolio's yield will tend to be higher.

Although credit risk is very low because the Portfolio only invests in high quality obligations, if an issuer fails to pay interest or repay principal, the value of your investment could decline. The ability of a state or local government issuer to make payments can be affected by many factors, including economic conditions, the flow of tax revenues and changes in the level of federal, state or local aid. Some municipal securities are payable only from limited revenue sources or by private entities.

The Portfolio is not diversified, which means that it can invest a large percentage of its assets in a small number of issuers. As a result, a change in the value of any one investment held by the Portfolio may affect the overall value of the Portfolio more than it would affect a diversified portfolio.

The Adviser evaluates the rewards and risks presented by all securities purchased by the Portfolio and how they may advance the Portfolio's investment objective. It is possible, however, that these evaluations will prove to be inaccurate.

There's no guarantee the Portfolio will be able to preserve the value of your investment at $1.00 per share.

Risk/Return Summary                         Tax-Exempt Money Market Portfolio

Return History+

The bar chart and table on this page show the Portfolio's annual returns and long-term performance, thereby giving some indication of the risk of investing in the Portfolio. The bar chart shows how the performance of the Portfolio's Trust Shares has varied from year to year. The table shows the Portfolio's average annual returns for one year, five years and since inception. Both the bar chart and table assume reinvestment of all dividends and distributions. The Portfolio's past performance does not necessarily indicate how it will perform in the future.

   Trust Shares
   Year-by-Year Total Returns
   (as of December 31 each year)

   [GRAPH]
1991     4.05%
1992     2.51%
1993     1.98%
1994     2.37%
1995     3.27%
1996     3.00%
1997     3.09%
1998     2.86%
1999     2.49%


       Best quarter:   1.06% for the quarter ending March 31, 1991
       Worst quarter:  0.45% for the quarter ending March 31, 1994

     -------------------------------------------------------------------------

               Average Annual Total Returns
               for the periods ended December 31, 1998
              -----------------------------------------------------------------

                                 Since
                1 Year 5 Years Inception*
                -------------------------
  Trust Shares   2.49%  2.94%     2.92%

--------------------------------------------------------------------------------
 + The Portfolio commenced operations on July 10, 1986 as a separate investment portfolio (the "Predecessor Portfolio") of The ARCH Tax-Exempt Trust. On October 2, 1995, the Predecessor Portfolio was reorganized as a new portfolio of the Fund. Prior to the reorganization, the Predecessor Portfolio offered and sold shares that were similar to the Fund's Trust Shares. Total returns for Trust Shares for periods prior to October 2, 1995 reflect the performance of Trust Shares of the Predecessor Portfolio.
 * September 28, 1990.

 To obtain the Portfolio's current 7-day yield, please call 1-800-452-2724.

Risk/Return Summary                          Tax-Exempt Money Market Portfolio

The table on the right shows the fees and expenses that you pay if you buy and hold Trust Shares of the Tax-Exempt Money Market Portfolio.

This example will help you compare the cost of investing in the Portfolio with the cost of investing in other mutual funds. The example assumes that you invest $10,000 for the time periods shown, reinvest all of your dividends and distributions, and then sell all of your shares at the end of those periods. The example also assumes that your investment has a 5% return each year and the Portfolio's operating expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions your costs would be:

      Fees and Expenses

  Annual Portfolio Operating Expenses
  (expenses that are deducted from the        Trust
  Portfolio's assets)                        Shares
  Management Fees                            .40%/1/
 ---------------------------------------------------
  Distribution (12b-1) Fees                     None
 ---------------------------------------------------
  Other Expenses                               .45%
 ---------------------------------------------------
  Total Annual Portfolio Operating Expenses  .85%/1/
----------------------------------------------------

 /1/ Management Fees and Total Annual Portfolio Operating Expenses for the
     Portfolio's Trust Shares for the current fiscal year are expected to be less than the amounts shown above because the Adviser is voluntarily waiving a portion of its advisory fee. This fee waiver is being made in order to keep the annual fees and expenses for the Portfolio's Trust Shares at a certain level. Management Fees and Total Annual Portfolio Operating Expenses, after taking this fee waiver into account, are expected to be .35% and .80%, respectively, for Trust Shares. This fee waiver may be revised or cancelled at any time.

      Example

                 1     3     5     10
                Year Years Years Years
  Trust Shares  $87  $271  $471  $1,049
---------------------------------------

Risk/Return Summary                              Additional Information on Risk

The principal risks of investing in each Portfolio are described on the previous pages. The following supplements that discussion.

Securities Lending

To obtain interest income, the Treasury Money Market Portfolio and Money Market Portfolio may lend their securities to broker-dealers, banks or institutional borrowers pursuant to agreements requiring that the loans be continuously secured by collateral equal at all times in value to at least the market value of the securities loaned. There is the risk that when lending portfolio securities, the securities may not be available to the Portfolio on a timely basis. Therefore, the Portfolio may lose the opportunity to sell the securities at a desirable price. Additionally, in the event that a borrower of securities would file for bankruptcy or become insolvent, disposition of the securities may be delayed pending court action.

Temporary Defensive Positions

Each Portfolio may temporarily hold investments that are not part of its main investment strategy during unfavorable market conditions. These investments may include cash (which will not earn any income) and, in the case of the Tax-Exempt Money Market Portfolio, short-term taxable money market instruments not to exceed 20% of the Portfolio's total assets. This strategy could prevent a Portfolio from achieving its investment objective.

Other Types of Investments

This prospectus describes each Portfolio's principal investment strategies and the particular types of securities in which each Portfolio principally invests. Each Portfolio may, from time to time, make other types of investments and pursue other investment strategies in support of its overall investment goal. These supplemental investment strategies--and the risks involved--are described in detail in the Statement of Additional Information ("SAI"), which is referred to on the back cover of this prospectus.

Year 2000 Risks

Over the past several years, the Adviser and the Portfolios' other major service providers expended considerable time and money in addressing the computer and technology problems associated with the transition to the Year 2000. As a result of those efforts, the Portfolios did not experience any material disruptions in their operations as a result of the transition to the 21st century. The Adviser and the Portfolios' other major service providers are continuing to monitor the Year 2000 or Y2K problem, however, and there can be no assurances that there will be no adverse impact to the Portfolios as a result of future computer-related Y2K difficulties.

Your Account

--------------------------------------------------------------------------------
Business days defined A business day is any day that both the New York Stock Exchange and the Federal Reserve Banks' Fedline System are open for business. Currently, the Fund observes the following holidays: New Year's Day, Martin Luther King Jr. Day, Presidents' Day, Good Friday, Memorial Day (observed), Independence Day (observed), Labor Day, Columbus Day, Veterans' Day, Thanksgiving and Christmas.
--------------------------------------------------------------------------------

Explanation of Sales Price

Trust Shares of each Portfolio are sold at their net asset value (NAV). The NAV for each class of shares of a Portfolio is determined as of 11:00 a.m. (Central time) and as of the close of regular trading on the New York Stock Exchange (currently 3:00 p.m. Central time) on every business day. The NAV for a class of shares is determined by adding the value of a Portfolio's investments, cash and other assets attributable to a particular share class, subtracting the Portfolio's liabilities attributable to that class and then dividing the result by the total number of shares in the class that are outstanding.

 . Each Portfolio's investments are valued at amortized cost, which is approximately equal to market value.

 . A properly placed purchase order (see "How to Buy Shares" below) that is delivered to the Fund by 11 a.m. (Central time) on any business day with respect to the Treasury Money Market Portfolio and Tax-Exempt Money Market Portfolio or by 2:00 p.m. (Central time) on any business day with respect to the Money Market Portfolio receives the share price next determined if the Fund receives payment in federal funds or other immediately available funds by 3:00 p.m. (Central time) that day. If payment is not received by that time, the order will be cancelled. A properly placed purchase order that is delivered to the Fund after 11:00 a.m. (Central time) with respect to the Treasury Money Market Portfolio and Tax-Exempt Money Market Portfolio or after 2:00 p.m. (Central time) with respect to the Money Market Portfolio will be placed the following business day.

How to Buy Shares

Trust Shares of the Portfolios are sold to financial institutions, such as banks, trust companies, thrift institutions and mutual funds, that are purchasing shares on their own behalf or on behalf of discretionary and non-discretionary accounts for which they receive account-level asset-based management fees. Trust Shares are also sold to financial institutions that are purchasing shares on behalf of accounts for which they provide cash management services.

If you are purchasing Trust Shares through a financial institution, you must follow the procedures established by your institution. Your financial institution is responsible for sending your purchase order to the Fund's distributor and wiring payment to the Fund's custodian. Your financial institution holds the shares in your name and receives all confirmations of purchases and sales. Financial institutions placing orders for themselves or on behalf of their customers should call the Fund at 1-800-452-2724.

The Fund does not have any minimum investment requirements for Trust Shares but your financial institution may do so. They may also charge transaction fees and require you to maintain a minimum account balance.

Your Account

How to Sell Shares

Orders to sell or "redeem" Trust Shares should be placed with the same financial institution that placed the original purchase order in accordance with the procedures established by that institution. Your financial institution is responsible for sending your order to the Fund's distributor and for crediting your account with the proceeds. The Fund does not currently charge for wiring the proceeds, but your financial institution may do so.

If the shares being sold are represented by share certificates, then the order to sell must be made in writing and mailed to: Mercantile Mutual Funds, Inc., c/o Firstar Mutual Fund Services, LLC, P.O. Box 3011, Milwaukee, Wisconsin 53201-3011 (via overnight delivery to 615 E. Michigan Street, Milwaukee, Wisconsin 53202). The order must be accompanied by the share certificates, properly endorsed for transfer. Additional documents may be required for certain types of shareholders, such as corporations, partnerships, executors, trustees, administrators or guardians.

The Fund's transfer agent may require a signature guarantee unless the redemption proceeds are payable to the shareholder of record and the proceeds are either mailed to the shareholder's address of record or electronically transferred to the account designated on the original account application. A signature guarantee helps prevent fraud, and you may obtain one from most banks and broker-dealers. Contact the Fund for more information on signature guarantees.

Trust Shares will be sold at the NAV next determined after the Fund accepts an order (see above). If the order to sell is received and accepted by the Fund before 11:00 a.m. (Central time) on a business day with respect to the Treasury Money Market Portfolio and Tax-Exempt Money Market Portfolio or before
2:00 p.m. (Central time) on a business day with respect to the Money Market Portfolio, the proceeds are sent electronically the same day to the financial institution that placed the order. If the order to sell is received and accepted by the Fund after 11:00 a.m. (Central time) on a business day with respect to the Treasury Money Market Portfolio and Tax-Exempt Money Market Portfolio or after 2:00 p.m. (Central time) on a business day with respect to the Money Market Portfolio, or on a non-business day, the proceeds normally are sent electronically to the financial institution on the next business day.

Your Account

How to Exchange Shares

The exchange privilege enables shareholders to exchange Trust Shares of one Portfolio for Trust Shares of another Portfolio. In addition, Trust Shares of a Portfolio may also be exchanged for Investor A Shares of the same Portfolio in connection with the distribution of assets from certain types of accounts held at Mercantile Trust Company National Association or any of its affiliates. Contact your financial institution or the Fund's distributor for additional information on the exchange privilege. The exchange privilege may be exercised only in those states where Trust Shares of the Portfolio being acquired may be legally sold.

Trust Shares of the Portfolio also may be exchanged for shares of corresponding classes of the Firstar Funds and the Firstar Stellar Funds. Please read the prospectuses for those Funds before investing.

Administrative Service Fees

Trust Shares of the Portfolios pay administrative services fees at an annual rate of up to 0.25% of each Portfolio's Trust Share assets. These fees are paid to financial institutions that provide certain administrative services to their customers who own Trust Shares.

General Transaction Policies

The Fund reserves the right to:
  . Refuse any order to buy shares.
  . Reject any exchange request.
  . Redeem all shares in an account if the balance falls below $500. If, within 60 days of the Fund's written request, the account balance has not been increased, a shareholder may be required to redeem all shares. The Fund will not require a shareholder to redeem shares if the value of the account drops below $500 due to fluctuations in net asset value.
  . Send redemption proceeds within seven days after receiving a request, if an earlier payment could adversely affect a Portfolio.
  . Modify or terminate the exchange privilege after 60 days' written notice to shareholders.
  . Make a "redemption in kind." Under abnormal conditions that may make payment in cash unwise, the Fund may offer partial or complete payment in portfolio securities rather than cash at such securities' then-market-value equal to the redemption price. In such cases, a shareholder may incur brokerage costs in converting these securities to cash.

Shareholders may be responsible for any fraudulent telephone orders as long as the Fund has taken reasonable precautions to verify the shareholder's identity. Shareholders who experience difficulty getting through to the Fund by telephone because of unusual market conditions should consider selling or exchanging their shares by mail.

Distributions and Taxes

Dividends and Distributions

Each Portfolio declares dividends from net investment income daily and pays them monthly. Although the Portfolios do not expect to realize net long-term capital gains, any capital gains realized would be distributed at least annually.

Dividends on each share class of the Portfolios are determined in the same manner and are paid in the same amount. However, each share class bears all expenses associated with that particular class.

All of your dividends and capital gains distribution with respect to a particular Portfolio will be reinvested in additional shares of the same class unless you instruct otherwise on your account application or have redeemed all shares you held in the Portfolio. In such cases, dividends and distributions will be paid in cash.

Taxation

As with any investment, you should consider the tax implications of an investment in the Portfolios. The following is only a brief summary of some of the important tax considerations generally affecting the Portfolios and their shareholders under current law, which may be subject to change in the future. Consult your tax adviser with specific reference to your own tax situation.

 . Treasury Money Market and Money Market Portfolios

 Distributions from these Portfolios will generally be taxable to shareholders. It is expected that all or substantially all of these distributions will consist of ordinary income and not capital gains. You will be subject to income tax on these distributions regardless of whether they are paid in cash or reinvested in additional shares. The one major exception to these tax principles is that distributions on shares held in an IRA (or other tax-qualified plan) will not be currently taxable.

 . Tax-Exempt Money Market Portfolio

 The Portfolio anticipates that substantially all of its income dividends will be "exempt interest dividends," which are exempt from federal income taxes. However, some dividends may be taxable, such as dividends that are derived from occasional taxable investments, and distributions of short and long-term capital gains.

 Interest on indebtedness incurred by a shareholder to purchase or carry shares of the Portfolio generally will not be deductible for federal income tax purposes.

 You should note that a portion of the exempt-interest dividends paid by the Portfolio may constitute an item of tax preference for purposes of determining federal alternative minimum tax liability. Exempt-interest dividends will also be considered along with other adjusted gross income in determining whether any Social Security or railroad retirement payments received by you are subject to federal income taxes.

Distributions and Taxes

--------------------------------------------------------------------------------
You will be advised at least annually regarding the federal income tax treatment of dividends and distributions made to you. You should save your account statements because they contain information you will need to calculate your capital gains or losses, if any, upon your ultimate sale or exchange of shares in the Portfolios.
--------------------------------------------------------------------------------

 . State and Local Taxes

 Shareholders may also be subject to state and local taxes on distributions and redemptions. State income taxes may not apply however, to the portions of each Portfolio's distributions, if any, that are attributable to interest on U.S. Government securities or interest on securities of a particular state or localities within the state.

 Dividends paid by a Portfolio may be taxable to investors under state or local law as dividend income even though all or a portion of such dividends may be derived from interest on obligations which, if realized directly, would be exempt from such taxes.

 The Treasury Money Market Portfolio is designed to provide shareholders, to the extent permitted by federal law, with income that is exempt or excluded from taxation at the state or local level.

The foregoing is only a summary of certain tax considerations under current law, which may be subject to change in the future. Shareholders who are nonresident aliens, foreign trusts or estates, or foreign corporations or partnerships, may be subject to different U.S. federal income tax treatment. For more information regarding the taxation of the Portfolios, consult the SAI under the heading "Additional Information Concerning Taxes." You should also consult your tax adviser for further information regarding federal, state, local and/or foreign tax consequences relevant to your specific situation.

Management of the Fund

The Adviser

FIRMCO serves as the investment adviser to each Portfolio as a result of FIRMCO's acquisition of all of the assets and liabilities of the Portfolios' former adviser, Mississippi Valley Advisors Inc. ("MVA"), on March 1, 2000. FIRMCO, with its main office at Firstar Center, 777 East Wisconsin Avenue, Suite 800, Milwaukee, Wisconsin 53202, has been providing advisory services since 1986. As of December 31, 1999, FIRMCO had approximately $35.3 billion in assets under management.

FIRMCO, subject to the general supervision of the Fund's Board of Directors, is responsible for the day-to-day management of the Portfolios in accordance with each Portfolio's respective investment objective and policies. This includes making investment decisions, buying and selling securities and overseeing the administration and recordkeeping for each Portfolio.

In exchange for these services, FIRMCO receives an investment advisory fee, which is calculated daily and paid monthly, according to the average daily net assets of each Portfolio. For the fiscal year ended November 30, 1999, the Money Market Portfolios paid MVA advisory fees as follows:

                        Investment advisory fees
          Portfolio       as a % of net assets
                        -------------------------
Treasury Money Market
 Portfolio                        .35%
                        -------------------------
Money Market Portfolio            .35%
                        -------------------------
Tax-Exempt Money Market
 Portfolio                        .35%

-------------------------------------------------

Financial Highlights

Introduction

The financial highlights tables presented below are intended to help you understand the financial performance of each Portfolio's Trust Shares for the past five years. Certain information reflects financial results for a single Trust Share in each Portfolio. The total returns in the tables represent the rate that an investor would have earned on an investment in Trust Shares assuming reinvestment of all dividends and distributions. This information has been audited by KPMG LLP, independent auditors, whose report, along with the Portfolios' financial statements, are included in the Fund's Annual Report to Shareholders, and are incorporated by reference into the SAI.

Financial Highlights                             Treasury Money Market Portfolio

                                            Trust Shares
                            (For a Share outstanding throughout each period)
                                         Year Ended November 30,

                              1999        1998      1997      1996      1995
  Net Asset Value,
   Beginning of Period      $   1.00    $   1.00  $   1.00  $   1.00  $   1.00
 ------------------------------------------------------------------------------
  Investment Activities
   Net investment income       0.038       0.045     0.046     0.045     0.050
   Net realized gains from
    investments                   --(a)       --        --        --        --
 ------------------------------------------------------------------------------
   Total from Investment
    Activities                 0.038       0.045     0.046     0.045     0.050
 ------------------------------------------------------------------------------
  Distributions
   Net investment income      (0.038)     (0.045)   (0.046)   (0.045)   (0.050)
   Net realized gains             --(a)       --        --        --        --
 ------------------------------------------------------------------------------
   Total Distributions        (0.038)     (0.045)   (0.046)   (0.045)   (0.050)
 ------------------------------------------------------------------------------
  Net Asset Value, End of
   Period                   $   1.00    $   1.00  $   1.00  $   1.00  $   1.00
 ------------------------------------------------------------------------------
   Total Return                 3.87%       4.56%     4.70%     4.64%     5.12%
  Ratios/Supplementary
   Data:
   Net Assets at end of
    period (000)            $197,435    $245,959  $283,653  $131,322  $252,780
   Ratio of expenses to
    average net assets          0.81%       0.65%     0.61%     0.61%     0.60%
   Ratio of net investment
    income to average net
    assets                      3.80%       4.45%     4.60%     4.55%     5.01%
   Ratio of expenses to
    average net assets*         0.95%       0.96%     0.92%     0.76%     0.75%

--------------------------------------------------------------------------------

 * During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratio would have been as indicated.
 (a) Net realized gain and distribution from net realized gain was less than $0.005.

Financial Highlights                                    Money Market Portfolio

                                                            Trust Shares
                                          (For a Share outstanding throughout each period)
                                                      Year Ended November 30,
                                          1999      1998         1997       1996      1995
  Net Asset Value, Beginning of Period  $   1.00  $   1.00    $     1.00  $   1.00  $   1.00
 --------------------------------------------------------------------------------------------
  Investment Activities
   Net investment income                   0.043     0.050         0.050     0.049     0.054
   Net realized gains from investments        --        --(a)         --        --        --
 --------------------------------------------------------------------------------------------
   Total from Investment Activities        0.043     0.050         0.050     0.049     0.054
 --------------------------------------------------------------------------------------------
  Distributions
   Net investment income                  (0.043)   (0.050)       (0.050)   (0.049)   (0.054)
 --------------------------------------------------------------------------------------------
   Total Distributions                    (0.043)   (0.050)       (0.050)   (0.049)   (0.054)
 --------------------------------------------------------------------------------------------
  Net Asset Value, End of Period        $   1.00  $   1.00    $     1.00  $   1.00  $   1.00
 --------------------------------------------------------------------------------------------
   Total Return                             4.43%     5.08%         5.06%     4.99%     5.52%
  Ratios/Supplementary Data:
   Net Assets at end of period (000)    $734,262  $820,923    $1,042,151  $717,265  $698,131
   Ratio of expenses to average net
    assets                                  0.80%     0.66%         0.64%     0.61%     0.59%
   Ratio of net investment income to
    average net assets                      4.34%     4.97%         4.96%     4.88%     5.38%
   Ratio of expenses to average net
    assets*                                 0.94%     0.93%         0.92%     0.76%     0.74%
---------------------------------------------------------------------------------------------

* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratio would have been as indicated.
(a) Net realized gain per share was less than $0.005.

Financial Highlights                          Tax-Exempt Money Market Portfolio


                                               Trust Shares
                             (For a Share outstanding throughout each period)
                                                                  Six Months
                                                                    Ended       Year Ended
                                Year Ended November 30,          November 30,    May 31,
                             1999     1998      1997     1996      1995(a)         1995
  Net Asset Value,
   Beginning of Period      $  1.00  $  1.00  $   1.00  $  1.00    $  1.00       $  1.00
 -----------------------------------------------------------------------------------------
  Investment Activities
   Net investment income      0.024    0.029     0.030    0.030      0.016         0.029
 -----------------------------------------------------------------------------------------
   Total from Investment
    Activities                0.024    0.029     0.030    0.030      0.016         0.029
 -----------------------------------------------------------------------------------------
  Distributions
   Net investment income     (0.024)  (0.029)   (0.030)  (0.030)    (0.016)       (0.029)
 -----------------------------------------------------------------------------------------
   Total Distributions       (0.024)  (0.029)   (0.030)  (0.030)    (0.016)       (0.029)
 -----------------------------------------------------------------------------------------
  Net Asset Value, End of
   Period                   $  1.00  $  1.00  $   1.00  $  1.00    $  1.00       $  1.00
 -----------------------------------------------------------------------------------------
   Total Return                2.44%    2.92%     3.08%    3.06%      1.57%(b)      2.93%
  Ratios/Supplementary
   Data:
   Net Assets at end of
    period (000)            $38,415  $37,541  $143,517  $95,726    $78,031       $85,324
   Ratio of expenses to
    average net assets         0.79%    0.59%     0.58%    0.53%      0.70%(c)      0.61%
   Ratio of net investment
    income to average net
    assets                     2.42%    2.88%     3.04%    3.01%      3.10%(c)      2.87%
   Ratio of expenses to
    average net assets*        0.84%    0.84%     0.83%    0.58%      0.75%(c)      0.70%
-----------------------------------------------------------------------------------------

   * During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratio would have been as indicated.
  (a) Upon its reorganization as a portfolio of The ARCH Fund, Inc. on October 2, 1995, the Tax-Exempt Money Market Portfolio changed its fiscal year-end from May 31 to November 30.
  (b) Not annualized.
  (c) Annualized.

Where to find more information

You'll find more information about the Portfolios in the following documents:

Annual and semi-annual reports
The Fund's annual and semi-annual reports contain information about each Portfolio and a discussion about the market conditions and investment strategies that had a significant effect on each Portfolio's performance during the last fiscal year.

Statement of Additional Information (SAI)
The SAI contains detailed information about the Portfolios and their policies. By law, it's incorporated by reference into (considered to be part of) this prospectus.

You can get a free copy of these documents, request other information about the Portfolios and make shareholder inquiries by calling the Fund at 1-800-452-2724 or by writing to:

Mercantile Mutual Funds, Inc.
c/o Firstar Mutual Fund Services, LLC
615 E. Michigan Street
P.O. Box 3011
Milwaukee, WI 53201-3011

If you buy your shares through a broker-dealer or other financial institution, you may contact your institution for more information.

You can write to the Securities and Exchange Commission (SEC) Public Reference Section and ask them to mail you information about the Portfolios, including the SAI. They'll charge you a fee for this service. You can also visit the SEC Public Reference Room and copy the documents while you're there. For more information about the operation of the Public Reference Room, call the SEC.

Public Reference Section of the SEC
Washington, D.C. 20549-0102
1-202-942-8090

Reports and other information about the Portfolios are also available on the EDGAR database on the SEC's website at http://www.sec.gov. Copies of this
                                       -------------------
information may also be obtained, after paying a duplicating fee, by electronic request to the SEC's e-mail address at publicinfo@sec.gov.
                                       -------------------



The Fund's Investment Company Act File No. is 811-3567